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                                                                 EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Network Appliance, Inc. on Form S-8 of our report dated May 5, 1997, appearing in the Annual Report on Form 10-K of Network Appliance, Inc. for the year ended April 25, 1997.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


San Jose, California
November 10, 1997